UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 22, 2008


                              RIVERVIEW BANCORP, INC.
            (Exact name of registrant as specified in its charter)

        Washington                    0-22957                  91-1838969
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington         98660
         (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number (including area code): (360) 693-6650


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On January 22, 2008, Riverview Bancorp, Inc. issued its earnings release for the quarter ended December 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

     (c)    Exhibits

     99.1   News Release of Riverview Bancorp, Inc. dated January 22, 2008.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   RIVERVIEW BANCORP, INC.



DATE: January 22, 2008             By: /s/Patrick Sheaffer
                                      -------------------------------------
                                      Patrick Sheaffer
                                      Chairman and Chief Executive Officer
                                      (Principal Executive Officer)

                                  Exhibit 99.1

                      News Release Dated January 22, 2008

Contacts:   Pat Sheaffer or Ron Wysaske,
            Riverview Bancorp, Inc. 360-693-6650

    Riverview Bancorp, Inc. Reports Profits of $2.2 Million in Fiscal Third
    -----------------------------------------------------------------------
                Quarter as Strong Credit Quality Continues
                ------------------------------------------

VANCOUVER, WA -- January 22, 2008 -- Riverview Bancorp, Inc. (Nasdaq GSM:RVSB) today reported that continued excellent credit quality contributed to fiscal third quarter 2008 earnings. For the quarter ended December 31, 2007, net income was $2.2 million, or $0.21 per diluted share, compared to the record earnings of $3.2 million, or $0.28 per diluted share, posted in the third quarter of fiscal 2007. For the first nine months of fiscal 2008, net income was $7.5 million, or $0.67 per diluted share, compared to $8.8 million, or $0.77 per diluted share, in the first nine months of fiscal 2007.

``The last several months have been very challenging for Riverview, as well as the entire banking industry,'' stated Pat Sheaffer, Chairman and CEO. ``While our focus on core deposit growth and strict lending standards has resulted in continued asset growth, it has also reduced our profitability relative to last year's record setting earnings. However, we have been able to stabilize our net interest margin and maintain our credit quality despite a difficult banking environment.''

``Population growth in the Southwest Washington and metropolitan Portland, Oregon area remains strong, although we have seen the local housing markets cool off compared to the record setting pace of the last few years,'' said Ron Wysaske, President and COO. ``Despite the population growth, however, our real estate construction portfolio is now down to $151 million from $165 million a year ago as we maintain our tight credit standards.''

Third Quarter Fiscal 2008 Highlights (at or for the period ended December 31, 2007, compared to December 31, 2006)
 * Net income was $2.2 million, or $0.21 per diluted share.
 * Asset quality remains strong -- Non-performing assets are 0.14% of total assets.
 * Net interest margin was 4.71%.
 * Riverview Asset Management Corp. increased assets under management 8% to $311 million.
 * Asset management fees increased 8% to $545,000.
 * Cash dividends increased 10% to $0.11 per share bringing our current dividend yield to 4.21% based on the recent share price.

Credit Quality
``Asset quality remains an important focus for us in what has become a highly competitive market,'' said Wysaske. ``While we have no sub-prime residential real estate loans in our portfolio, we continue to keep a watchful eye on our regional market and closely monitor credit risk. Credit quality remains solid, reflecting our diversified portfolio, disciplined credit practices, and experienced lending staff.'' Non-performing assets were $1.1 million, or 0.14% of total assets, at December 31, 2007, compared to $206,000, or 0.03% of total assets, at September 30, 2007 and $1.3 million, or 0.15% of total assets, at December 31, 2006. The increase from the previous linked quarter is attributable to the addition of five nonaccrual loans, totaling $937,000, which includes one commercial loan, one commercial real estate loan, one real estate construction loan, and two residential real estate loans. The allowance for loan losses, including unfunded loan commitments of $407,000, was $9.9 million, or 1.37% of net loans at quarter-end, compared to $9.0 million, or 1.27% of net loans, a year ago. Management believes the allowance for loan losses is adequate to cover probable losses inherent in the loan portfolio based upon its analysis of the loan portfolio's credit quality and the current economic conditions.

Operating Results
For the third quarter of fiscal 2008, the net interest margin was 4.71% compared to 4.72% in the previous linked quarter and 4.89% in the third fiscal quarter a year ago. For the first nine months of fiscal 2008, the net interest margin was 4.75% compared to 5.03% in the first nine months of fiscal 2007. ``During the quarter our margin stabilized despite challenging market conditions. We expect improved spreads in light of the Federal Reserve rate cuts over the past four

Riverview Bancorp, Inc. 3Q08 Earnings
January 22, 2008
Page 2

months, and anticipate our margin will stabilize or improve as we see the effect of our interest-bearing deposits re-price,'' said Wysaske.

Net interest income in the third fiscal quarter of 2008 decreased to $8.9 million compared to $9.3 million in the third fiscal quarter a year ago, largely due to our interest-bearing assets re-pricing down faster than our interest-bearing liabilities as a result of the recent Federal Reserve rate cuts. For the first nine months of fiscal 2008, net interest income was $26.4 million, compared to $27.5 million in the first nine months of fiscal 2007. Non-interest income was down slightly to $2.2 million for the quarter, compared to $2.4 million a year ago. For the first nine months of fiscal 2008, non-interest income was $6.7 million compared to $6.8 million for the first nine months a year ago. ``Although fee income from Riverview Asset Management Corp. increased 15% during the first nine months of the year, it was offset by declining mortgage broker loan fees reflecting the continued slowdown in the real estate market,'' said Wysaske.

Non-interest expenses were $7.0 million in the third quarter of fiscal 2008, an increase from $6.5 million in the third quarter of fiscal 2007. The increase in non-interest expense is the result of the opening of new facilities and the continued expansion of our lending team. ``During the third quarter, Riverview opened a new lending center at 9200 SE Sunnybrook Road Portland, Oregon. This location features a team of three commercial lenders and will be our second lending center to serve the east Portland area,'' stated Sheaffer. ``The hiring of these additional quality lenders has helped contribute to our continued loan growth in the third quarter and we believe will generate a good deal of new business in the future.''

The efficiency ratio was 63.69% for the third quarter, compared to 55.09% in the third quarter a year ago and 62.40% for the first nine months of fiscal 2008, compared to 56.90% for the same period a year ago. The increase in the efficiency ratio is due primarily to the decline in the net interest margin and the increase in non-interest expense discussed above. ``We expect our efficiency ratio to improve as we continue to grow into our increased capacity,'' said Wysaske.

Riverview's return on average assets was 1.06% for the third quarter and 1.21% year-to-date, compared to 1.53% and 1.45% for the respective periods last year. Return on average equity was 9.30% for the quarter and 10.17% for the first nine months of fiscal 2008, compared to 13.00% and 12.15%, respectively, for the same periods last year.

Balance Sheet Growth

Total assets were $844 million at the end of December 2007, compared to $821 million at September 30, 2007 and $836 million a year ago.

``The loan portfolio is still expanding, although at a more moderate pace compared to record levels set during the last few years,'' Wysaske said. ``Our goal remains keeping a well-diversified loan portfolio while maintaining excellent credit quality. Loan growth and credit quality should drive revenue growth going forward.'' Loan growth was up $28.9 million, or 4%, over the linked September 2007 quarter-end. Net loans were $716 million at December 31, 2007, compared to $697 million a year ago. Commercial and construction loans account for 89% of the total loan portfolio, similar to last year. The following table breaks out loans by category:

Riverview Bancorp, Inc. 3Q08 Earnings
January 22, 2008
Page 3


                                 December 31, 2007   December 31, 2006
                                 -----------------   -----------------
                                         (Dollars in thousands)
 LOAN DATA
 ---------
 Commercial and construction
  Commercial                     $  99,259   13.68%  $  99,285   14.06%
  Other real estate mortgage       391,878   54.03%    364,187   51.59%
  Real estate construction         150,951   20.81%    165,008   23.38%
                                 ---------  ------   ---------  ------
   Total commercial and
    construction                   642,088   88.52%    628,480   89.03%
 Consumer
  Real estate one-to-four family    78,479   10.82%     73,268   10.38%
  Other installment                  4,774    0.66%      4,151    0.59%
                                 --------   ------   ---------  ------
   Total consumer                   83,253   11.48%     77,419   10.97%
                                 ---------           ---------
 Total loans                     $ 725,341  100.00%  $ 705,899  100.00%
                                 =========           =========

Total deposits were $623 million at the end of December 2007 compared to $651 million at the end of December 2006. Non-interest checking balances represent 13% of total deposits and interest checking balances represent 18% of total deposits. Core deposits, defined as all deposits excluding certificates of deposit, were $429 million at the end of December 2007, and represent 69% of total deposits.

The following table breaks out deposits by category:

                                 December 31, 2007   December 31, 2006
                                 -----------------   -----------------
                                         (Dollars in thousands)
 DEPOSIT DATA
 ------------
 Interest checking               $ 112,062   18.00%  $ 145,347   22.32%
 Regular savings                    26,216    4.21%     29,491    4.53%
 Money market deposit accounts     210,084   33.74%    179,010   27.49%
 Non-interest checking              80,710   12.96%     88,244   13.55%
 Certificates of deposit           193,538   31.09%    209,105   32.11%
                                 ---------  ------   ---------  ------
 Total deposits                  $ 622,610  100.00%  $ 651,197  100.00%


Shareholders' Equity
Shareholders' equity was $92.4 million, compared to $98.0 million a year ago. Book value per share improved to $8.46 at the end of December 2007, compared to $8.44 a year earlier. During fiscal 2008, 875,000 shares have been purchased on the open market under the announced Repurchase Plans. Under the current Repurchase Plan announced June 21, 2007, there are 125,000 shares remaining to be purchased. Riverview remains a well-capitalized institution.

About the Company
Riverview Bancorp, Inc. (http://www.riverviewbank.com) is headquartered in Vancouver, Washington -- just north of Portland, Oregon on the I-5 corridor. With assets of $844 million, it is the parent company of the 84 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and four lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail ustomers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company's ability to efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Riverview Bancorp, Inc. 3Q08 Earnings
January 22, 2008
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
 Consolidated Balance Sheets
 December 31, 2007, March 31, 2007 and December 31, 2006

 (In thousands, except share data)      Dec. 31,  March 31,   Dec. 31,
  (Unaudited)                             2007      2007        2006
 ---------------------------------------------------------------------
 ASSETS

 Cash (including interest-earning
  accounts of $14,415, $7,818 and
  $6,197)                              $  32,998  $  31,423  $  30,396
 Loans held for sale                         395         --         --
 Investment securities available for
  sale, at fair value (amortized cost
  of $7,826, $19,258 and $20,650)          7,762     19,267     20,648
 Mortgage-backed securities held to
  maturity, at amortized cost (fair
  value of $956, $1,243 and $1,356)          950      1,232      1,347
 Mortgage-backed securities available
  for sale, at fair value (amortized
  cost of $5,701, $6,778 and $7,141)       5,676      6,640      6,977
 Loans receivable (net of allowance
  for loan losses of $9,505, $8,653
  and $8,628)                            715,836    682,951    697,271
 Real estate and other pers. property
  owned                                       74         --         --
 Prepaid expenses and other assets         3,513      1,905      2,105
 Accrued interest receivable               3,740      3,822      4,131
 Federal Home Loan Bank stock, at cost     7,350      7,350      7,350
 Premises and equipment, net              21,109     21,402     21,547
 Deferred income taxes, net                4,065      4,108      3,685
 Mortgage servicing rights, net              331        351        374
 Goodwill                                 25,572     25,572     25,572
 Core deposit intangible, net                593        711        755
 Bank owned life insurance                14,033     13,614     13,482
                                       ---------  ---------  ---------
 TOTAL ASSETS                          $ 843,997  $ 820,348  $ 835,640
                                       =========  =========  =========

 LIABILITIES AND SHAREHOLDERS' EQUITY

 LIABILITIES:
 Deposit accounts                      $ 622,610  $ 665,405  $ 651,197
 Accrued expenses and other
  liabilities                              9,483      9,349      9,781
 Advance payments by borrowers for
  taxes and insurance                        166        397        123
 Federal Home Loan Bank advances          94,000     35,050     66,600
 Junior subordinated debentures           22,681      7,217      7,217
 Capital lease obligation                  2,695      2,721      2,729
                                       ---------  ---------  ---------
 Total liabilities                       751,635    720,139    737,647

 SHAREHOLDERS' EQUITY:
 Serial preferred stock, $.01 par
  value; 250,000 authorized, issued
  and outstanding, none                       --         --         --
 Common stock, $.01 par value;
  50,000,000 authorized, December 31,
  2007- 10,911,773 issued and
  outstanding; March 31, 2007 -
  11,707,980 issued and outstanding;
  December 31, 2006- 11,612,219 issued
  and outstanding;                           109        117        116
 Additional paid-in capital               46,676     58,438     57,888
 Retained earnings                        46,667     42,848     41,232
 Unearned shares issued to employee
  stock ownership trust                   (1,031)    (1,108)    (1,134)
 Accumulated other comprehensive loss        (59)       (86)      (109)
                                       ---------  ---------  ---------
 Total shareholders' equity               92,362    100,209     97,993
                                       ---------  ---------  ---------

 TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                               $ 843,997  $ 820,348  $ 835,640
                                       =========  =========  =========

Riverview Bancorp, Inc. 3Q08 Earnings
January 22, 2008
Page 5

 RIVERVIEW BANCORP, INC. AND SUBSIDIARY
 Consolidated Statements of Income for the Three and Nine Months Ended December 31, 2007 and 2006

 (In thousands, except    Three Months Ended       Nine Months Ended
  share data)                December 31,             December 31,
  (Unaudited)              2007        2006        2007        2006
 ---------------------------------------------  ----------------------
 INTEREST INCOME:
 Interest and fees on
  loans receivable      $   14,950  $   15,617  $   44,461  $   44,220
 Interest on investment
  securities-taxable            91         217         403         659
 Interest on investment
  securities-non taxable        35          41         111         125
 Interest on mortgage-
  backed securities             78         102         254         325
 Other interest and
  dividends                    182         101         845         249
                        ----------------------  ----------------------
  Total interest income     15,336      16,078      46,074      45,578
                        ----------------------  ----------------------

 INTEREST EXPENSE:
 Interest on deposits        5,340       5,548      17,563      14,678
 Interest on borrowings      1,138       1,212       2,131       3,442
                        ----------------------  ----------------------
  Total interest expense     6,478       6,760      19,694      18,120
                        ----------------------  ----------------------
  Net interest income        8,858       9,318      26,380      27,458
  Less provision for
   loan losses                 650         375       1,100       1,325
                        ----------------------  ----------------------

 Net interest income
  after provision for
  loan losses                8,208       8,943      25,280      26,133
                        ----------------------  ----------------------

 NON-INTEREST INCOME:
  Fees and service
   charges                   1,269       1,535       4,078       4,315
  Asset management fees        545         504       1,606       1,395
  Gain on sale of loans
   held for sale                93         150         276         333
  Loan servicing income         44          44         110         125
  Gain on sale of credit
   card portfolio               --          --          --         133
  Bank owned life
   insurance income            140         133         419         390
  Other                         59          44         179         125
                        ----------------------  ----------------------
   Total non-interest
    income                   2,150       2,410       6,668       6,816
                        ----------------------  ----------------------

 NON-INTEREST EXPENSE:
 Salaries and employee
  benefits                   4,245       3,688      12,121      11,055
 Occupancy and
  depreciation               1,304       1,185       3,850       3,394
 Data processing               224         220         600         777
 Amortization of core
  deposit intangible            38          44         118         140
 Advertising and
  marketing expense            217         269         869         927
 FDIC insurance premium         20          18          58          55
 State and local taxes         182         166         531         454
 Telecommunications             96         115         292         328
 Professional fees             216         199         611         575
 Other                         469         557       1,573       1,797
                        ----------------------  ----------------------
 Total non-interest
  expense                    7,011       6,461      20,623      19,502
                        ----------------------  ----------------------
 INCOME BEFORE INCOME
  TAXES                      3,347       4,892      11,325      13,447
 PROVISION FOR INCOME
  TAXES                      1,134       1,654       3,843       4,605
                        ----------------------  ----------------------
 NET INCOME             $    2,213  $    3,238  $    7,482  $    8,842
                        ======================  ======================

 Earnings per common
  share:
 Basic                  $     0.21  $     0.29  $     0.68  $     0.78
 Diluted                      0.21        0.28        0.67        0.77
 Weighted average number
  of shares outstanding:
 Basic                  10,684,780  11,313,623  10,992,242  11,291,175
 Diluted                10,773,107  11,522,519  11,106,944  11,478,306

Riverview Bancorp, Inc. 3Q08 Earnings
January 22, 2008
Page 6


                         At or for the nine months ended  At or for the year
                                  December 31,               ended March 31,
                             2007              2006             2007
                             ----              ----             ----
 FINANCIAL                            (Dollars in thousands)
  CONDITION
  DATA
 ----------
 Average interest-
  earning assets       $738,053          $726,909          $731,089
 Average interest-
  bearing liabilities   628,104           609,037           614,546
 Net average
  earning assets        109,949           117,872           116,543
 Non-performing assets    1,142             1,276               226
 Non-performing loans     1,068             1,276               226
 Allowance for
  loan losses             9,505             8,628             8,653
 Allowance for loan
  losses and unfunded
  loan commitments        9,912             8,983             9,033
 Average interest-
  earning assets to
  average interest-
  bearing liabilities    117.50%           119.35%           118.96%
 Allowance for loan
  losses to non-
  performing loans       889.98%           676.18%         3,828.76%
 Allowance for loan
  losses to net loans      1.31%             1.22%             1.25%
 Allowance for loan
  losses and unfunded
  loan commitments to
  net loans                1.37%             1.27%             1.31%
 Non-performing loans
  to total net loans       0.15%             0.18%             0.03%
 Non-performing assets
  to total assets          0.14%             0.15%             0.03%
 Shareholders' equity
  to assets               10.94%            11.73%            12.22%
 Number of banking
  facilities                 20                19                19

 LOAN DATA (1)
 -------------
 Commercial and
  construction
  Commercial           $ 99,259   13.68% $ 99,285   14.06% $ 91,174   13.18%
  Other real
   estate mortgage      391,878   54.03%  364,187   51.59%  360,930   52.19%
  Real estate
   construction         150,951   20.81%  165,008   23.38%  166,073   24.01%
                       -----------------------------------------------------
   Total commercial
    and construction    642,088   88.52%  628,480   89.03%  618,177   89.38%
 Consumer
  Real estate one-
   to-four family        78,479   10.82%   73,268   10.38%   69,808   10.10%
  Other installment       4,774    0.66%    4,151    0.59%    3,619    0.52%
                       -----------------------------------------------------
   Total consumer        83,253   11.48%   77,419   10.97%   73,427   10.62%

                       -----------------------------------------------------
 Total loans            725,341  100.00%  705,899  100.00%  691,604  100.00%

 Less:
  Allowance for
   loan losses            9,505             8,628             8,653
                       --------          --------          --------
  Loans receivable,
   net                 $715,836          $697,271          $682,951
                       ========          ========          ========

 (1) Certain prior period loan balances have been reclassified to conform to management's current year presentation.

Riverview Bancorp, Inc. 3Q08 Earnings
January 22, 2008
Page 7


 RIVERVIEW BANCORP, INC. AND SUBSIDIARY
 FINANCIAL HIGHLIGHTS
 (Unaudited)
 COMPOSITION OF COMMERCIAL AND CONSTRUCTION  LOAN TYPES BASED ON LOAN
  PURPOSE
 --------------------------------------------------------------------
                    Commercial                   Other
                  & Construction               Real Estate  Real Estate
                      Total       Commercial    Mortgage   Construction
                      -----       ----------    --------   ------------
 December 31, 2007             (Dollars in thousands)
 -----------------
 Commercial          $  99,259      $ 99,259    $      --   $      --
 Commercial
  construction          50,274            --           --      50,274
 Office buildings       83,493            --       83,493          --
 Warehouse/industrial   35,625            --       35,625          --
 Retail/shopping
  centers/strip
  malls                 65,426            --       65,426          --
 Assisted living
  facilities            18,396            --       18,396          --
 Single purpose
  facilities            51,155            --       51,155          --
 Land                  112,314            --      112,314          --
 Multi-family           25,469            --       25,469          --
 One-to-four family    100,677            --           --     100,677
                     ------------------------------------------------
  Total              $ 642,088      $ 99,259    $ 391,878   $ 150,951
                     ================================================

    March 31, 2007
    --------------
 Commercial          $  91,174      $ 91,174    $      --   $      --
 Commercial
  construction          56,226            --           --      56,226
 Office buildings       62,310            --       62,310          --
 Warehouse/
  industrial            40,238            --       40,238          --
 Retail/shopping
  centers/strip
  malls                 70,219            --       70,219          --
 Assisted living
  facilities            11,381            --       11,381          --
 Single purpose
  facilities            41,501            --       41,501          --
 Land                  103,240            --      103,240          --
 Multi-family           32,041            --       32,041          --
 One-to-four family    109,847            --           --     109,847
                     ------------------------------------------------
  Total              $ 618,177      $ 91,174    $ 360,930   $ 166,073
                     ================================================

                        At the nine months ended        At the year
                              December 31,             ended March 31,
                         2007              2006             2007
                         ----              ----             ----
                                  (Dollars in thousands)
 DEPOSIT DATA
 Interest
  checking        $112,062   18.00% $145,347   22.32% $144,451   21.71%
 Regular savings    26,216    4.21%   29,491    4.53%   29,472    4.43%
 Money market
  deposit
  accounts         210,084   33.74%  179,010   27.49%  205,007   30.81%
 Non-interest
  checking          80,710   12.96%   88,244   13.55%   86,601   13.01%
 Certificates of
  deposit          193,538   31.09%  209,105   32.11%  199,874   30.04%
                  -----------------------------------------------------
 Total deposits   $622,610  100.00% $651,197  100.00% $665,405  100.00%
                  =====================================================

Riverview Bancorp, Inc. 3Q08 Earnings
January 22, 2008
Page 8

 RIVERVIEW BANCORP, INC. AND SUBSIDIARY
 FINANCIAL HIGHLIGHTS
 (Unaudited)

                         At or for the three      At or for the nine
                             months ended            months ended
                             December 31,            December 31,
 SELECTED OPERATING DATA   2007        2006        2007        2006
 -----------------------   ----        ----        ----        ----
                          (Dollars in thousands, except share data)
 Efficiency ratio(4)         63.69%      55.09%      62.40%      56.90%
 Efficiency ratio net
  of intangible
  amortization               63.14%      54.52%      61.81%      56.29%
 Coverage ratio(6)          126.34%     144.22%     127.92%     140.80%
 Coverage ratio net of
  intangible
  amortization              127.03%     145.21%     128.65%     141.81%
 Return on average
  assets(1)                   1.06%       1.53%       1.21%       1.45%
 Return on average
  equity(1)                   9.30%      13.00%      10.17%      12.15%
 Average rate earned
  on interest-earned
  assets                      8.14%       8.43%       8.30%       8.33%
 Average rate paid on
  interest-bearing
  liabilities                 4.01%       4.18%       4.16%       3.95%
 Spread(7)                    4.13%       4.25%       4.14%       4.38%
 Net interest margin          4.71%       4.89%       4.75%       5.03%

 PER SHARE DATA
 --------------
 Basic earnings per
  share(2)              $     0.21  $     0.29  $     0.68  $     0.78
 Diluted earnings per
  share(3)                    0.21        0.28        0.67        0.77
 Book value per share(5)      8.46        8.44        8.46        8.44
 Tangible book value
  per share(5)                6.04        6.14        6.04        6.14
 Market price per share:
  High for the period   $    15.36  $    15.72  $    16.28  $    15.72
  Low for the period         11.55       13.47       11.55       12.14
  Close for period end       11.55       15.20       11.55       15.20
 Cash dividends declared
  per share                  0.110       0.100       0.330       0.295

 Average number of
  shares outstanding:
  Basic(2)              10,684,780  11,313,623  10,992,242  11,291,175
  Diluted(3)            10,773,107  11,522,519  11,106,944  11,478,306

 (1) Amounts are annualized.
 (2) Amounts calculated exclude ESOP shares not committed to be released.
 (3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
 (4) Non-interest expense divided by net interest income and non-interest income.
 (5) Amounts calculated include ESOP shares not committed to be released.
 (6) Net interest income divided by non-interest expense.
 (7) Yield on interest-earning assets less cost of funds on interest bearing liabilities.

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